UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 20, 2019

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement.

On June 20, 2019, Perma-Fix Environmental Services, Inc. and its subsidiaries (together, the “Company”) entered into another Amendment to its Amended and Restated Revolving Credit, Term Loan and Security Agreement dated October 31, 2011, as amended (“Loan Agreement”) with PNC Bank, National Association (“PNC”) as discussed under Item 2.03 below, which is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 – Creation of a Direct Financial Obligations or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On June 20, 2019, the Company and PNC entered into the twelfth amendment (“Amendment”) to its Loan Agreement. This Amended provided the following, among other things:

●	removal of the fixed charge coverage ratio (“FCCR”) calculation requirement for the second, third and fourth quarter of 2019. Starting in the first quarter of 2020, the Company will again be required to maintain a minimum FCCR of not less than 1.15 to 1.0 for the four quarter period ending March 31, 2020 and for each fiscal quarter thereafter;
●	requires the Company to maintain a minimum Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“ Adjusted EBITDA” as defined in the Amendment) of at least (i) $475,000 for the one quarter period ending June 30, 2019; (ii) $2,350,000 for the two quarter period ending September 30, 2019; and (iii) $3,750,000 for the three quarter period ending December 31, 2019;
●	immediate release of $450,000 of the $1,000,000 indefinite reduction in borrowing availability that PNC had previously imposed. PNC will release another $300,000 of the remaining $550,000 reduction in borrowing availability if the Company meets its minimum Adjusted EBITDA requirement for the quarter ending September 30, 2019 as discussed above, in addition to having received no less than $4,000,000 of the restricted finite risk sinking funds held as collateral by American International Group (“AIG”) under our financial assurance policy. PNC will release the final $250,000 reduction in borrowing availability if the Company meets its Adjusted EBITDA requirement for the three quarter period ending December 31, 2019; and
●	reduce the Term Loan monthly principal payment starting July 1, 2019 from $101,600 to approximately $35,547, with the remaining balance of the Term Loan due at the maturity of the Loan Agreement which is March 24, 2021. The Company’s Term Loan balance currently stands at approximately $2,132,838.

Most of the other terms of the Loan Agreement remain principally unchanged. In connection with this Amendment, the Company paid PNC a fee of $50,000.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

4.1	Twelfth Amendment to Amended and Restated Revolving Credit, Term Loan and Security Agreement between PNC Bank, National Association and Perma-Fix Environmental Services, Inc., dated June 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Dated:	June 21, 2019	By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer